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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Lockheed Martin Corporation on Form S-4 of our report dated February 5, 1997 (except for the combination described in the note captioned "Merger with Logicon, Inc." as to which the date is November 13, 1997) appearing in the Current Report on Form 8-K of Northrop Grumman Corporation dated on November 13, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Los Angeles, California
January 21, 1998